Exhibit 21

As of December 31, 2016

        A table of subsidiaries of Liberty Media Corporation is set forth below, indicating as to each the state or jurisdiction of organization and the names under which such subsidiaries do business. Subsidiaries not included in the table are inactive or, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

Entity Name	Domicile
Atlanta Braves, Inc.	GA
Atlanta National League Baseball Club, LLC	GA
Barefoot Acquisition, LLC	DE
BDC Collateral, LLC	DE
BDC/Fuqua Retail, LLC	DE
BDC Holdco, LLC	DE
BDC Hotel I, LLC	DE
BDC Office I, LLC	DE
BDC Parking I, LLC	DE
BDC/PS Residential, LLC	DE
BDC Residential I, LLC	DE
BDC Retail I, LLC	DE
BOCOO Capital, LLC	DE
BOCOO Media, LLC	DE
BOCOO Online, LLC	DE
BOCOO Online (Beijing) Ltd.	China
Braves Baseball Holdco, LLC	DE
Braves Construction Company, LLC	DE
Braves Development Company, LLC	DE
Braves Entertainment Company, LLC	DE
Braves Holdings, LLC	DE
Braves Productions, Inc.	GA
Braves Stadium Company, LLC	DE
Braves Stadium Parking Company, LLC	DE
BRED Co., LLC	GA
Circle 75 Master Residential Association, Inc	GA
Georgia Ballpark Hotel Company, LLC	DE
Kala Acquisitions, LLC	DE
LBTW I, LLC (fka LBTW I, Inc.)	DE
LCAP Investments, LLC	DE
LDIG 2, LLC (fka LDIG II, LLC)	DE
LDIG Cars, Inc.	DE
LDIG Financing LLC	DE

Liberty Aero, LLC (fka Liberty Aero, Inc.)	DE
Liberty AGI, LLC (fka Liberty AGI, Inc.)	DE
Liberty Animal Planet, LLC	CO
Liberty Asset Management, LLC	DE
Liberty Associated Holdings LLC	DE
Liberty Associated, Inc.	DE
Liberty ATCL, Inc.	CO
Liberty BC Capital, LLC	DE
Liberty Centennial Holdings, Inc.	DE
Liberty Challenger, LLC	DE
Liberty Citation, Inc.	DE
Liberty CM, Inc.	DE
Liberty Crown, Inc.	DE
Liberty CTL Marginco, LLC	DE
Liberty Denver Arena LLC	DE
Liberty Fun Assets, LLC	DE
Liberty GIC, Inc.	CO
Liberty GI, Inc.	DE
Liberty GI II, Inc.	DE
Liberty GR Acquisition Company Limited	UK
Liberty GR Cayman Acquisition Company	Cayman Islands
Liberty GR Cayman Finance Company	Cayman Islands
Liberty GR Holding Company Limited	UK
Liberty GR Foreign Holding Company I, L.P.	Scotland
Liberty GR Foreign Holding Company II, L.P.	Scotland
Liberty GR US Sub 1 Corp.	DE
Liberty GR US Sub 2, LLC	DE
Liberty GR US Sub 3, LLC	DE
Liberty IATV Holdings, Inc.	DE
Liberty IATV, Inc.	DE
Liberty IB2, LLC	DE
Liberty Israel Venture Fund, LLC	DE
Liberty Java, Inc.	CO
Liberty KV, LLC	DE
Liberty LYV Marginco, LLC	DE
Liberty MCNS Holdings, Inc.	CO
Liberty MLP, Inc.	CO
Liberty NC, LLC (fka Liberty NC, Inc.)	DE
Liberty NEA, Inc.	DE
Liberty PL2, Inc.	DE
Liberty PL3, LLC	DE

Liberty Programming Company LLC	DE
Liberty Property Holdings, Inc.	DE
Liberty Radio 2, LLC	DE
Liberty Radio, LLC	DE
Liberty Satellite Radio, Inc.	DE
Liberty SGH, LLC	DE
Liberty SIRI Marginco, LLC	DE
Liberty Sling, Inc.	DE
Liberty Sports Interactive, Inc. (fka CDM Fantasy Sports Corp.)	DE
Liberty Telematics 2, LLC	DE
Liberty Telematics, LLC (f/k/a/ Liberty Satellite Radio Holdings, LLC)	DE
Liberty TM, Inc.	DE
Liberty Tower, Inc.	DE
Liberty TWC Marginco, LLC	DE
Liberty TWX Marginco, LLC	DE
Liberty VIA Marginco, LLC	DE
Liberty Virtual Pets, LLC	DE
Liberty WDIG, Inc.	DE
LMC BET, LLC	DE
LMC Brazil, LLC	DE
LMC Denver Arena, Inc.	DE
LMC Events, LLC	DE
LMC IATV Events, LLC	DE
LMC Israel Investment, LLC	DE
LMC LYV, LLC	DE
LMC VIV LOC, Inc.	DE
LSAT Astro LLC	DE
LSR Foreign Holdings 2, LLC	DE
LSR Foreign Holdings, LLC	DE
LTWX I, LLC (fka LTWX I, Inc.)	DE
LTWX V, Inc.	CO
Sirius XM Holdings, Inc.	DE
The Battery Atlanta Association, Inc.	GA
The Stadium Club, Inc.	GA
TSAT Holding 2, Inc.	DE